250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

Arrow Reports 24.9% Increase in Third Quarter Net Income

•	Third quarter net income increased 24.9% year-over-year to $9.3 million.

•	Third quarter diluted earnings per share (EPS) rose 23.1% year-over-year to $0.64.

•	Period-end total loans up 11.4% year-over-year.

•	Third quarter net interest income increased 6.9% over the prior-year comparable quarter.

•	New record highs for total assets, total equity and assets under management and trust administration.

•	Continued strong profitability, asset quality and capital ratios.

GLENS FALLS, N.Y. (October 22, 2018) – Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three-month period ended September 30, 2018. Net income for the third quarter of 2018 increased $1.8 million compared to the third quarter of 2017, mainly due to the $1.6 million increase in net interest income after the provision for loan losses as a result of strong loan growth, and a $552 thousand reduction in the provision for income taxes primarily due to lower tax rates as a result of the Tax Cuts and Jobs Act of 2017 ("Tax Act").

Annualized key profitability ratios also improved, as measured by a return on average equity (ROE) of 13.96% and a return on average assets (ROA) of 1.28% for the third quarter, compared to 12.07% and 1.08% a year earlier.

Arrow President and CEO Thomas J. Murphy said, "Third quarter results were strong, driven by new records in total assets and assets under management and trust administration. Once again, I congratulate the entire Arrow team for this exceptional performance. I am very proud of their efforts and contributions as we look forward to continuously investing in our communities and growing into new markets.”

The following expands upon third quarter results:

Loan Growth: Over the twelve months ended September 30, 2018, total loans increased $217.3 million, or 11.4%, to $2.1 billion. The consumer loan portfolio grew by $102.2 million, or 17.3%, over the balance at September 30, 2017, primarily as a result of growth in the indirect automobile lending program, while the total residential real estate loan portfolio increased $84.0 million, or 11.2%, over the balance at September 30, 2017. The total outstanding commercial loans increased $31.2 million, or 5.5% over the balance at September 30, 2017.

Deposit Growth: At September 30, 2018, deposit balances reached $2.4 billion, up $100.7 million, or 4.4%, from the prior-year level with growth in both personal and business balances. Noninterest-bearing deposits increased $42.0 million and represented 20.4% of total deposits at September 30, 2018, compared to 19.4% at September 30, 2017. As a result of higher market rates and deposit customers seeking a higher return, time deposits over $250,000 increased $47.8 million at September 30, 2018 compared to the prior year.

Net Interest Income: Driven by strong loan growth, third quarter 2018 net interest income increased to $21.0 million, up 6.9% from $19.7 million in the comparable quarter of 2017. The net interest margin was 3.02% for the quarter, compared to 3.00% for the third quarter of 2017. On a tax equivalent (non-GAAP) basis, the net interest margin was 3.08% compared to 3.15% for the prior year period.

Noninterest Income: Noninterest income for the three-month period ended September 30, 2018 increased 3.0% from the comparable 2017 quarter, due mainly to increases in service fee revenue and income from fiduciary activities. Service fee revenue increased during the quarter by $152 thousand, or 6.2%, over the amount for the third quarter of 2017, while income from fiduciary activities increased by $146 thousand, or 6.9% due to a $139.7 million, or 9.9%, increase in assets under management and trust administration. The increase in assets under management, which reached a new record high of $1.6 billion at September 30, 2018, was driven primarily by continued strength in equity markets. Additionally, the Company recorded a net gain on equity securities of $114 thousand during the third quarter of 2018. For periods prior to 2018, accounting guidance resulted in these gains being recorded as a component of accumulated comprehensive income. The aforementioned increases in noninterest income were partially offset by reductions in net gain on sales of loans and in insurance commissions.

Noninterest Expense: Noninterest expense for the third quarter of 2018 increased 3.1% to $16.0 million, from $15.5 million for the third quarter of 2017, primarily due to a 4.1% increase in salaries and employee benefits over the same 2017 quarter.

Provision for Income Taxes: The provision for income taxes was $2.5 million in the third quarter of 2018 versus $3.0 million in the same quarter of 2017. The effective income tax rates for the three-month periods ended September 30, 2018 and 2017 were 21.1% and 29.0%, respectively, which reflects the impact of the Tax Act.

Asset Quality: Asset quality remained strong at September 30, 2018, as measured by continuing low levels of nonperforming assets and net charge-offs. Nonperforming assets at September 30, 2018 were $7.0 million, down $2.0 million, or 22.4%, from the level at September 30, 2017. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.04% for the three-month period ended September 30, 2018, down from the prior-year comparable quarter of 0.11%. The allowance for loan losses was $20.0 million at September 30, 2018, which represented 0.94% of loans outstanding as compared to 0.93% at September 30, 2017. The loss provision expense for the third quarter of 2018 was $586 thousand, down $214 thousand from the provision for the comparable 2017 quarter.

Capital: Total stockholders’ equity was a record $264.8 million at September 30, 2018, up $20.2 million, or 8.2%, from the prior year. Overall regulatory capital ratios also remain strong in 2018, with the Company's common equity tier 1 ratio estimated to be 12.89% and the total risk-based capital ratio estimated to be 14.89% at September 30, 2018. These capital levels at the Company and both its subsidiary banks continue to significantly exceed the "well capitalized" regulatory standard.

Cash and Stock Dividends: On September 14, 2018, the Company distributed a cash dividend of $0.26 per share. This cash dividend reflected a $0.01 per share increase from the $0.25 cash dividend paid in the third quarter of 2017 and is the first increase in the Company's cash dividend rate since 2008. Additionally, a 3% stock dividend was distributed on September 27, 2018. This is the 10th consecutive year the Company declared a stock dividend. The September 14, 2018 cash dividend was 7.1% higher than the cash dividend paid by the Company in the third quarter of 2017 when adjusted for the 3% stock dividend.

Industry Recognition: Both of the Company's banking subsidiaries maintained their BauerFinancial, Inc. 5-Star Superior Bank rating. Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company have continued to earn this designation for the last 46 and 38 quarters, respectively.

_________

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Upstate Agency, LLC.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by the Company from time to time are useful in evaluating the Company's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$20,839	$17,996	$59,606	$51,693
Interest on Deposits at Banks	182	104	474	242
Interest and Dividends on Investment Securities:
Fully Taxable	2,187	1,924	6,128	5,927
Exempt from Federal Taxes	1,287	1,575	4,295	4,660
Total Interest and Dividend Income	24,495	21,599	70,503	62,522
INTEREST EXPENSE
Interest-Bearing Checking Accounts	390	376	1,165	1,088
Savings Deposits	901	356	2,134	963
Time Deposits over $250,000	301	66	833	187
Other Time Deposits	370	241	911	702
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	15	13	47	29
Federal Home Loan Bank Advances	1,270	700	2,340	1,651
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	251	197	712	564
Total Interest Expense	3,498	1,949	8,142	5,184
NET INTEREST INCOME	20,997	19,650	62,361	57,338
Provision for Loan Losses	586	800	1,961	1,580
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	20,411	18,850	60,400	55,758
NONINTEREST INCOME
Income From Fiduciary Activities	2,262	2,116	7,106	6,284
Fees for Other Services to Customers	2,605	2,453	7,555	6,875
Insurance Commissions	2,024	2,113	6,119	6,426
Net Gain on Securities	114	10	355	10
Net Gain on Sales of Loans	54	182	115	431
Other Operating Income	291	267	900	867
Total Noninterest Income	7,350	7,141	22,150	20,893
NONINTEREST EXPENSE
Salaries and Employee Benefits	9,771	9,382	28,952	27,740
Occupancy Expenses, Net	2,262	2,371	7,223	7,410
FDIC Assessments	218	225	658	679
Other Operating Expense	3,775	3,570	11,341	10,832
Total Noninterest Expense	16,026	15,548	48,174	46,661
INCOME BEFORE PROVISION FOR INCOME TAXES	11,735	10,443	34,376	29,990
Provision for Income Taxes	2,475	3,027	6,855	8,735
NET INCOME	$9,260	$7,416	$27,521	$21,255
Average Shares Outstanding [1]:
Basic	14,431	14,305	14,393	14,306
Diluted	14,520	14,385	14,479	14,401
Per Common Share:
Basic Earnings	$0.64	$0.52	$1.91	$1.49
Diluted Earnings	0.64	0.52	1.90	1.48
[1] Share and per share data have been restated for the September 27, 2018, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	September 30, 2018	December 31, 2017	September 30, 2017
ASSETS
Cash and Due From Banks	$57,385	$42,562	$55,683
Interest-Bearing Deposits at Banks	34,910	30,276	24,983
Investment Securities:
Available-for-Sale	340,411	300,200	315,459
Held-to-Maturity (Approximate Fair Value of $282,719 at September 30, 2018; $335,901 at December 31, 2017; and $343,899 at September 30, 2017)	289,952	335,907	341,526
Equity Securities	1,916	—	—
Other Investments	10,866	9,949	6,704
Loans	2,126,100	1,950,770	1,908,799
Allowance for Loan Losses	(20,003)	(18,586)	(17,695)
Net Loans	2,106,097	1,932,184	1,891,104
Premises and Equipment, Net	28,601	27,619	26,432
Goodwill	21,873	21,873	21,873
Other Intangible Assets, Net	1,954	2,289	2,395
Other Assets	59,255	57,606	58,303
Total Assets	$2,953,220	$2,760,465	$2,744,462
LIABILITIES
Noninterest-Bearing Deposits	$490,469	$441,945	$448,515
Interest-Bearing Checking Accounts	899,547	907,315	967,250
Savings Deposits	758,727	694,573	696,805
Time Deposits over $250,000	76,226	38,147	28,464
Other Time Deposits	182,886	163,136	166,082
Total Deposits	2,407,855	2,245,116	2,307,116
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	62,503	64,966	61,419
Federal Home Loan Bank Overnight Advances	131,000	105,000	33,000
Federal Home Loan Bank Term Advances	45,000	55,000	55,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000	20,000	20,000
Other Liabilities	22,052	20,780	23,279
Total Liabilities	2,688,410	2,510,862	2,499,814
STOCKHOLDERS’ EQUITY
Preferred Stock, $5 Par Value; 1,000,000 Shares Authorized	—	—	—
Common Stock, $1 Par Value; 20,000,000 Shares Authorized (19,035,565 Shares Issued at September 30, 2018; 18,481,301 at December 31, 2017 and 18,481,301 at September 30, 2017)	19,035	18,481	18,481
Additional Paid-in Capital	313,763	290,219	289,294
Retained Earnings	24,258	28,818	22,581
Unallocated ESOP Shares (9,932 Shares at September 30, 2018; 9,643 Shares at December 31, 2017 and 20,050 Shares at September 30, 2017)	(200)	(200)	(400)
Accumulated Other Comprehensive Loss	(12,621)	(8,514)	(6,135)
Treasury Stock, at Cost (4,584,147 Shares at September 30, 2018; 4,541,524 Shares at December 31, 2017 and 4,570,291 Shares at September 30, 2017)	(79,425)	(79,201)	(79,173)
Total Stockholders’ Equity	264,810	249,603	244,648
Total Liabilities and Stockholders’ Equity	$2,953,220	$2,760,465	$2,744,462

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
Net Income	9,260	9,730	8,531	8,071	7,416
Transactions Recorded in Net Income (Net of Tax):
Net Realized Gain (Loss) on Available-for-Sale Securities	—	—	—	(278)	6
Net Unrealized Gain on Equity Securities	85	166	13	—	—
Tax Benefit from Net Deferred Tax Liability Revaluation	—	—	—	1,116	—

Share and Per Share Data:[1]
Period End Shares Outstanding	14,441	14,424	14,368	14,348	14,308
Basic Average Shares Outstanding	14,431	14,394	14,354	14,322	14,305
Diluted Average Shares Outstanding	14,520	14,480	14,436	14,426	14,385
Basic Earnings Per Share	$0.64	$0.68	$0.59	$0.56	$0.52
Diluted Earnings Per Share	0.64	0.67	0.59	0.56	0.52
Cash Dividend Per Share	0.252	0.243	0.243	0.243	0.236

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	30,522	28,543	27,978	27,047	27,143
Investment Securities	636,847	647,913	642,442	660,043	677,368
Loans	2,089,651	2,026,598	1,971,240	1,930,590	1,892,766
Deposits	2,279,709	2,325,202	2,305,736	2,284,206	2,193,778
Other Borrowed Funds	314,304	219,737	184,613	187,366	262,864
Shareholders’ Equity	263,139	256,358	251,109	247,253	243,801
Total Assets	2,879,854	2,823,061	2,763,706	2,744,180	2,725,653
Return on Average Assets, annualized	1.28%	1.38%	1.25%	1.17%	1.08%
Return on Average Equity, annualized	13.96%	15.22%	13.78%	12.95%	12.07%
Return on Average Tangible Equity, annualized [2]	15.36%	16.80%	15.24%	14.36%	13.40%
Average Earning Assets	2,757,020	2,703,054	2,641,660	2,617,680	2,597,277
Average Paying Liabilities	2,110,924	2,100,085	2,050,661	2,029,811	2,012,802
Interest Income	24,495	23,590	22,418	22,135	21,599
Tax-Equivalent Adjustment [3]	376	468	491	980	966
Interest Income, Tax-Equivalent [3]	24,871	24,058	22,909	23,115	22,565
Interest Expense	3,498	2,628	2,016	1,821	1,949
Net Interest Income	20,997	20,962	20,402	20,314	19,650
Net Interest Income, Tax-Equivalent [3]	21,373	21,430	20,893	21,294	20,616
Net Interest Margin, annualized	3.02%	3.11%	3.13%	3.08%	3.00%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.08%	3.18%	3.21%	3.23%	3.15%

Efficiency Ratio Calculation: [4]
Noninterest Expense	16,026	16,192	15,955	16,045	15,548
Less: Intangible Asset Amortization	65	66	67	69	69
Net Noninterest Expense	15,961	16,126	15,888	15,976	15,479
Net Interest Income, Tax-Equivalent	21,373	21,430	20,893	21,294	20,616
Noninterest Income	7,352	7,911	6,888	6,752	7,141
Less: Net (Loss) Gain on Sales of Securities	—	—	—	(458)	10
Less: Net Gain on Equity Securities	114	223	18	—	—
Net Gross Income	28,611	29,118	27,763	28,504	27,747
Efficiency Ratio	55.79%	55.38%	57.23%	56.05%	55.79%

Period-End Capital Information:
Total Stockholders’ Equity (i.e. Book Value)	264,810	259,488	252,734	249,603	244,648
Book Value per Share [1]	18.34	17.99	17.59	17.40	17.10
Goodwill and Other Intangible Assets, net	23,827	23,933	24,045	24,162	24,268
Tangible Book Value per Share [1,2]	16.69	16.33	15.92	15.71	15.40

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.67%	9.65%	9.62%	9.49%	9.30%
Common Equity Tier 1 Capital Ratio	12.89%	13.01%	12.97%	12.89%	12.70%
Tier 1 Risk-Based Capital Ratio	13.89%	14.04%	14.03%	13.97%	13.79%
Total Risk-Based Capital Ratio	14.89%	15.06%	15.04%	14.99%	14.77%

Assets Under Trust Administration & Investment Mgmt	$1,551,289	$1,479,753	$1,470,191	$1,452,994	$1,411,608

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 27, 2018, 3% stock dividend.

2.
Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
	Total Stockholders' Equity (GAAP)	264,810	259,488	252,734	249,603	244,648
	Less: Goodwill and Other Intangible assets, net	23,827	23,933	24,045	24,162	24,268
	Tangible Equity (Non-GAAP)	$240,983	$235,555	$228,689	$225,441	$220,380

	Period End Shares Outstanding	14,441	14,424	14,368	14,348	14,308
	Tangible Book Value per Share (Non-GAAP)	$16.69	$16.33	$15.92	$15.71	$15.40

3.
Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
	Net Interest Income (GAAP)	20,997	20,962	20,402	20,314	19,650
	Add: Tax-Equivalent adjustment (Non-GAAP)	376	468	491	980	966
	Net Interest Income, Tax-Equivalent (Non-GAAP)	$21,373	$21,430	$20,893	$21,294	$20,616
	Average Earning Assets	2,757,020	2,703,054	2,641,660	2,617,680	2,597,277
	Net Interest Margin (Non-GAAP)*	3.08%	3.18%	3.21%	3.23%	3.15%

4.
Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The September 30, 2018 CET1 ratio listed in the tables (i.e., 12.89%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017
	Total Risk Weighted Assets	2,000,049	1,934,890	1,889,719	1,856,242	1,830,730
	Common Equity Tier 1 Capital	257,852	259,488	265,066	259,378	232,473
	Common Equity Tier 1 Ratio	12.89%	13.01%	12.97%	12.89%	12.70%

* Quarterly ratios have been annualized

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	09/30/2018	12/31/2017	9/30/2017
Loan Portfolio
Commercial Loans	$127,112	$129,249	$125,360
Commercial Real Estate Loans	470,122	444,248	440,715
Subtotal Commercial Loan Portfolio	597,234	573,497	566,075
Consumer Loans	694,188	602,827	592,029
Residential Real Estate Loans	834,678	774,446	750,695
Total Loans	$2,126,100	$1,950,770	$1,908,799
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$19,640	$17,695	$17,442
Loans Charged-off	(325)	(363)	(622)
Less Recoveries of Loans Previously Charged-off	102	97	75
Net Loans Charged-off	(223)	(266)	(547)
Provision for Loan Losses	586	1,157	800
Allowance for Loan Losses, End of Quarter	$20,003	$18,586	$17,695
Nonperforming Assets
Nonaccrual Loans	$4,468	$5,526	$5,482
Loans Past Due 90 or More Days and Accruing	1,172	319	967
Loans Restructured and in Compliance with Modified Terms	115	105	828
Total Nonperforming Loans	5,755	5,950	7,277
Repossessed Assets	47	109	62
Other Real Estate Owned	1,173	1,738	1,651
Total Nonperforming Assets	$6,975	$7,797	$8,990
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.04%	0.05%	0.11%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.11%	0.24%	0.17%
Allowance for Loan Losses to Period-End Loans	0.94%	0.95%	0.93%
Allowance for Loan Losses to Period-End Nonperforming Loans	347.58%	312.37%	243.16%
Nonperforming Loans to Period-End Loans	0.27%	0.31%	0.38%
Nonperforming Assets to Period-End Assets	0.24%	0.28%	0.33%
Nine-Month Period Ended:
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Year	$18,586		$17,012
Loans Charged-off	(960)		(1,197)
Less Recoveries of Loans Previously Charged-off	416		300
Net Loans Charged-off	(544)		(897)
Provision for Loan Losses	1,961		1,580
Allowance for Loan Losses, End of Period	$20,003		$17,695
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Annualized	0.04%		0.04%
Provision for Loan Losses to Average Loans, Annualized	0.13%		0.09%